EXHIBIT (8)(aaa)(12)

SCHEDULE A Revision (TST) 5-01-2018

Schedule A

to

Participation Agreement

Among

Transamerica Series Trust

and

Transamerica Capital, Inc.

Transamerica Advisors Life Insurance Company

Dated

October 20, 2008

ACCOUNTS, CONTRACTS, FUNDS

EFFECTIVE AS OF MAY 1, 2018

SEPARATE ACCOUNTS and

DATE OF RESOLUTION OF INSURANCE COMPANY’S BOARD

WHICH ESTABLISHED THE ACCOUNTS

Merrill Lynch Life Variable Annuity Separate Account A – August 6, 1991

Merrill Lynch Life Variable Annuity Separate Account B – August 6, 1991

Merrill Lynch Life Variable Annuity Separate Account C – November 16, 2001

POLICIES/CONTRACTS

Merrill Lynch Investor Choice AnnuitySM (Investor Series)

Merrill Lynch Consults Annuity®

Merrill Lynch Retirement Plus®

Merrill Lynch Retirement Power®

Merrill Lynch Retirement Optimizer®

PORTFOLIOS – SERVICE CLASS SHARES

Transamerica AB Dynamic Allocation VP

Transamerica Aegon U.S. Government Securities VP

Transamerica Asset Allocation – Conservative VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Greystone International Growth VP

Transamerica International Equity Index VP

Transamerica Janus Mid-Cap Growth VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Levin Large Cap Value VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica QS Investors Active Asset Allocation – Conservative VP

Transamerica QS Investors Active Asset Allocation – Moderate Growth VP

Transamerica QS Investors Active Asset Allocation – Moderate VP

Transamerica Small/Mid Cap Value VP

Transamerica Torray Concentrated Growth VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica US Equity VP

Transamerica WMC US Growth VP

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